GMG
GOLDEN MATRIX GROUP

You Can Bet On Us



FY23 Q1
CORPORATE HIGHLIGHTS

Forward-Looking
Statements

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified using statements that include words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of RKings to obtain additional gaming licenses; the ability of the Company to manage growth; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising and/or acquisitions; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising and/or acquisitions; the Company's expectations for future growth, revenues, and profitability; the Company's expectations regarding future plans and timing thereof; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; the Company's ability to uplist its common stock to the Nasdaq Capital Market; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, including potential recessions and global economic slowdowns.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Presentation are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list of risks, uncertainties and other factors as set forth above to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company, its financial results and securities is included from time to time in the "Special Note Regarding Forward-Looking Statements," "Risk Factors" and "Management' s Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company's Transition Report on Form 10-K for the nine month transition period ended October 31, 2021 and the Quarterly Report on Form 10-Q for the quarter ended January 31, 2022, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as required by law.

FINANCIAL HIGHLIGHTS

The first fiscal quarter ended January 31, 2022, was a solid performance. We increased our Revenues, Net Profits, and reinforced our Balance Sheet, positioning the group for potential future acquisitions.

The results highlight the Company's long track record of robust financial performance.

THREE MONTHS REVENUES

+355% Last Year* ^^

Revenues of **$8,877,105** for the 3 months ended January 31, 2022 compared to the 3 months ended January 31, 2021

Nov 2021- Jan 2022	$8,877,105
Nov 2020- Jan 2021	$1,951,406

THREE MONTHS NET INCOME ATTRIBUTABLE TO GMGI

+570% Last Year*

Net income attributable to GMGI of **$349,379** for the 3 months ended January 31, 2022 compared to the 3 months ended January 31, 2021.

Nov 2021- Jan 2022	$349,379
Nov 2020- Jan 2021	$52,158

ASSETS

+57% Oct 31, 2021 ^^

Assets of **$32,134,960** which is an increase of **57%** compared to the previous fiscal year end at October 31, 2021 of **$20,458,948**

January 31, 2022	$32,134,960
October 31, 2021	$20,458,948

SHAREHOLDERS' EQUITY OF GMGI

+31% Oct 31, 2021

Shareholders' Equity of GMGI of **$24,808,473** which is an increase of **31%** compared to the previous fiscal year end at October 31, 2021 of **$18,928,109**

January 31, 2022	$24,808,473
October 31, 2021	$18,928,109

**Last year: 3 month period from November 1, 2020 to January 31, 2021*

^^The revenues, and total assets referenced in this press release include the 20% held in Rkings Competitions Ltd by minority interests. More detailed information on minority interest factors can be found in our most recent Quarterly Report on Form 10-Q.



Brian Goodman

(Chief Executive Officer)

CEO MESSAGE

"We are excited to report that Q1 fiscal 2023 was not only our 14th consecutive quarter of profitability, but also marked a highly significant growth spurt for Golden Matrix," said CEO Brian Good man, who continued, "Our core B2B business showed continued strength and was enhanced by the successful launch of the new GMX-Ag (aggregate) platform. Additionally, as a result of the acquisition of an 80 percent controlling ownership interest in UK-based RKings, we have added a successful B2C segment to our overall business. Together, these two verticals have driven GMGI revenues to record levels in this first quarter, and we expect even stronger results moving forward.

"The integration of these two divisions went smoothly during the quarter, and we have already begun to implement upgraded technology and stronger accounting controls – developed and implemented over the past few years in our core business – with the goal of improving revenue, cash flow and profitability at RKings, and to enable us to introduce the RKings' tournament platform into additional markets worldwide. In fact, we have already begun plans to launch RKings in Mexico, our initial entry into Latin America, assuming our Mexican Gaming License is approved. We fully expect RKings' highly scalable platform to be successful in Mexico and in other targeted markets and hope to boost overall revenues and profits substantially as we expand the Company's global footprint.

"We enter the remainder of 2022 with two robust operating divisions and a strong balance sheet. We continue to evaluate new opportunities, in both the B2B and B2C spaces and in multiple regions, that we expect will further accelerate GMGI's overall revenue and – in accordance with our acquisition strategy – are accretive to earnings. We believe Golden Matrix is now well-positioned to increase its participation in the very large and fast-growing global gaming market.

"I am extremely grateful for the tremendous collective effort of our entire team. And I deeply appreciate the continuing interest and support from our loyal shareholders."